UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2012

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

75 High Street
Singapore		179435
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		+65 6595-6637

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, Intelligent Communication Enterprise Corporation (“ICE Corp.”) and One Horizon Group PLC, a United Kingdom-based company, entered into an Agreement of Securities Exchange and Plan of Reorganization dated October 12, 2012 (“Share Exchange Agreement”).  On November 30, 2012, ICE Corp. and One Horizon Group closed the transactions contemplated by the Share Exchange Agreement.

At closing, ICE Corp. was deemed to have issued to the shareholders of One Horizon Group 175.14 shares of Ice Corp. common stock for each issued and outstanding share of One Horizon Group stock.  There is no material relationship between any of the shareholders of One Horizon Group and ICE Corp. or any of ICE Corp.’s affiliates, or any officer or director of ICE Corp. or any associate of any such director or officer, other than in respect of the transactions.

As a result of the closing of the Share Exchange Agreement, One Horizon Group is now a wholly-owned subsidiary of ICE Corp.  One Horizon Group’s business is to optimize communications over the Internet.  It is the parent company of Horizon Globex.  Horizon Globex develops the Horizon solution, a bandwidth-efficient mobile VoIP platform for smart phones and also offers a range of other optimized data applications, including messaging and mobile advertising.  It is an ISO 9001 and ISO 20000-1 certified company.  One Horizon Group has assets and operations in the Switzerland, United Kingdom, China, Russia, India, Thailand, Singapore, and Hong Kong.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Share Exchange Agreement set forth as Exhibit 2.04 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

At closing, ICE Corp. was deemed to issue:

•
17,853,476,138 shares of its common stock to the One Horizon Group shareholders in exchange for their currently issued shares of One Horizon Group stock, subject to the delivery by One Horizon Group stockholders of duly executed transfer documents for their One Horizon Group stock; and

•
options to purchase an aggregate of 216,132,393 shares of ICE Corp. common stock to holders of One Horizon Group options, exercisable at prices ranging from $0.16 to $0.59 per One Horizon Group share, reflecting their current exercise prices converted to U.S. dollars using the 175.14-to-1 ratio, subject to the execution and delivery by option holders of option exchange contracts.

Additionally, ICE Corp. reserved an additional 1,120,896,000 shares of ICE Corp. common stock for issuance upon the exercise of options and warrants that One Horizon Group has agreed to issue in the future.

These securities were issued in reliance upon the exemption from registration afforded by Regulation S and on Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

As a result of the deemed issuance of ICE Corp. common stock in exchange for shares of One Horizon Group stock upon closing of the Share Exchange Agreement, the former One Horizon Group shareholders are now deemed to own approximately 96% of the issued and outstanding shares of ICE Corp.

As described in the information statement on Schedule 14F-1 filed by ICE Corp. on November 30, 2012, ICE Corp.’s then-serving executive officers resigned at closing and the executive officers of One Horizon Group were appointed as the executive officers of ICE Corp.  Additionally, the directors of ICE Corp. have submitted their resignations, to be effective 10 days from the filing and mailing of the Schedule 14F-1 information statement (on December 10, 2012), at which time the size of ICE Corp.’s board of directors will be expanded to seven members, the three individuals now serving as officers of ICE Corp. will be appointed to the board of directors to fill the vacancies created by that expansion, and the resignations of the existing directors will be effective.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 30, 2012, Victor Jeffery and Sarocha Hatthasakul resigned as ICE Corp.’s Chief Executive Officer and Chief Financial Officer, respectively.

Additionally, the directors of ICE Corp. have submitted their resignations, to be effective 10 days from the filing and mailing of the Schedule 14F-1 information statement (on December 10, 2012), at which time the size of ICE Corp.’s board of directors will be expanded to seven members, Messrs. Mark White, Martin Ward, and Brian Collins will be appointed to fill the vacancies created by that expansion, and the resignations of the existing directors will be effective.  The resignations of ICE Corp.’s existing directors were not the result of any disagreement between those directors and ICE Corp.

On November 30, 2012, Mark White, 52 years old, was appointed Chief Executive Officer of ICE Corp.  Prior to his appointment as Chief Executive Officer, Mr. White had served as the Chief Executive Officer of One Horizon Group since 2004.  His entrepreneurial career in the distribution of electronic equipment and telecommunications spans over 20 years.  He founded Next Destination Limited in 1993, the European distributor for Magellan GPS and satellite products, and sold the business in 1997.  Prior to that, Mr. White was Chief Executive Officer for Garmin Europe, where he built up the company’s European distribution network.  He previously sold Garmin’s GPS products through Euro Marine Group Ltd, a company he formed in 1990, which established distribution in Europe for U.S. manufacturers of marine electronic equipment.  Earlier in his career, Mr. White was the Sales Director for Cetrek Limited, a maritime autopilot manufacturer.

On November 30, 2012, Martin Ward, 55 years old, was appointed Chief Financial Officer of ICE Corp.  Prior to his appointment as Chief Financial Officer, Mr. Ward had served as the Chief Financial Officer and Company Secretary of One Horizon Group since 2004.  Prior to joining One Horizon Group, Mr. Ward was a partner at Langdowns DFK, a United Kingdom-based chartered accountancy practice.  Earlier in his career, between 1983 and 1987, he worked for PricewaterhouseCoopers.  Mr. Ward is a fellow of the Institute of Chartered Accountants of England and Wales.

On November 30, 2012, Brian Collins, 44 years old, was appointed Vice President and Chief Technology Officer of ICE Corp.  Prior to his appointment as Vice President and Chief Technology Officer, Mr. Collins had served as Chief Technology Officer of One Horizon Group since 2010, following the acquisition by One Horizon Group of Abbey Technology, a company that was founded by Mr. Collins.  He has over 20 years’ experience in the technology sector with a background in software engineering.  Abbey Technology developed software systems for the Swiss banking industry.  Prior to this, he worked for Credit Suisse First Boston Equities in Zurich.  Earlier in his career, between 1993 and 1996, he worked for Sybase in California and Amsterdam.  Mr. Collins holds a BSc Hons in Computer Systems from the University of Limerick, Ireland.  He also completed further software research at International Computers Limited.

There is no family relationship among any of Messrs. White, Ward, and Collins and any of ICE Corp.’s directors and officers.  There is no transaction between ICE Corp. and any of Messrs. White, Ward, and Collins since the beginning of ICE Corp.’s last fiscal year, or any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any one of them had or will have a direct or indirect material interest.

ITEM 8.01—OTHER EVENTS

On December 4, 2012, ICE Corp. issued a press release announcing the closing of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.  Pursuant to the requirements of Item 2.01 of Form 8-K, ICE Corp. will file audited financial statements for the business acquired in an amendment to this report no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Information.  Pursuant to the requirements of Item 2.01 of Form 8-K, ICE Corp. will file pro forma financial statements in an amendment to this report no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)           Shell Company Transactions.  Not applicable.

(d)           The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

2	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
2.04	Agreement of Securities Exchange and Plan of Reorganization between Intelligent Communication Enterprise Corporation and One Horizon Group PLC, dated as of October 12, 2012	Filed herewith.

99	Miscellaneous
99.01	Press release dated December 4, 2012	Filed herewith.
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: December 5, 2012	By:	/s/ Martin Ward
Martin Ward, Chief Financial Officer

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